UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2007

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Former name or former address if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)  Effective May 15, 2007, Kyle C. Ranson is no longer employed as the President and Chief Executive Officer of InFocus Corporation (the “Company”).  In addition, effective May 15, 2007, Mr. Ranson has resigned from the Company’s Board of Directors.

(c)   Effective May 15, 2007, Joseph O’Sullivan, 50, currently the Company’s Vice President of Global Operations and General Manager Asia Sales, has been named acting Chief Operating Officer with responsibility for the Company’s day to day operations.
Mr. O’Sullivan joined the Company in September 2004 as Vice President, Global Supply Chain Management and moved into his current role in mid-2006.  Prior to his employment with the Company, Mr. O’Sullivan worked at Apple Computer for 15 years in various executive positions, with his final position being Vice President of Asia Operations.  There is no family relationship between Mr. O’Sullivan and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer of the Company.

On May 16, 2007 the Company issued a press release regarding the departure of Mr. Ranson and the appointment of
Mr. O’Sullivan.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits

Exhibit No.	Description

99.1	InFocus Corporation Press Release, dated May 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2007	INFOCUS CORPORATION

	By:	/s/Roger Rowe
Roger Rowe
Vice President Finance, Chief Financial Officer and Secretary
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	InFocus Corporation Press Release, dated May 16, 2007.